UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 22, 2013 (February 20, 2013)

                   RURBAN FINANCIAL CORP.
(Exact name of registrant as specified in its charter)

Ohio	0-13507	34-1395608
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

401 Clinton Street, Defiance, Ohio 43512
(Address of principal executive offices) (Zip Code)

                                  (419) 783-8950
(Registrant’s telephone number, including area code)

                                    Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 20, 2013, the Board of Directors of Rurban Financial Corp. (the “Company”), accepted the retirement of director Thomas A. Buis from the boards of directors of the Company and The State Bank and Trust Company (“State Bank”), to be effective as of February 20, 2013.  Mr. Buis has been a director of Rurban since 2001 and also served on the board of Rurban’s subsidiary banks from 1990 to the present.

Upon the recommendation of the Governance and Nominating Committee, the Company elected Gary M. Cates to serve as a director on the boards of Rurban and State Bank for the remainder of Mr. Buis’ term, which expires at the annual meeting of shareholders in 2015.

The Company’s Board of Directors has determined that Mr. Cates and his immediate family members do not have and have not had any relationships or transactions (and no such relationships or transactions are presently expected) with the Company or any of the Company’s subsidiaries, either directly or indirectly, that (a) would be inconsistent with the determination that Mr. Cates satisfies the independence standards specified in the applicable rules of The NASDAQ Stock Market and the applicable rules and regulations of the Securities and Exchange Commission (“SEC”), including Rule 10A-3 under the Securities Act of 1934, as amended, or (b) would require disclosure under Item 404(a) of SEC Regulation S-K.

A copy of the February 21, 2012 press release announcing the retirement of Mr. Buis and the election of Mr. Cates is attached hereto as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

(a)   Not Applicable

(b)   Not Applicable

(c)   Not Applicable

(d)   Exhibits

Exhibit No.	Description
99.1	Press release issued by Rurban Financial Corp. on February 21, 2013, announcing the retirement of Mr. Buis and the election of Mr. Cates

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RURBAN FINANCIAL CORP.

Dated: February 22, 2013	By:	/s/ Anthony V. Cosentino
Anthony V. Cosentino
Executive Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Current Report on Form 8-K
Dated February 22, 2013

Rurban Financial Corp.

Exhibit No.	Description
99.1	Press release issued by Rurban Financial Corp. on February 21, 2013, announcing the retirement of Mr. Buis and the election of Mr. Cates